Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 15, 1999, included in TII Industries, Inc.'s Form 10-K for the year ended June 25, 1999, and to all references to our firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

San Juan, Puerto Rico,
July 18, 2000.